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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January 21, 1997


                          DOW JONES & COMPANY, INC.
           (Exact name of registrant as specified in its charter)


          Delaware                     1-7564                  13-5034940
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
 of incorporation)                                       Identification No.)

200 Liberty Street, New York, New York                              10281
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:  (212) 416-2000

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Item 5.  Other Events

Attached as exhibits are copies of two press releases that the Company issued January 20, 1997. The press releases contain forward-looking statements that are subject to a number of risks and uncertainties. Actual results and events could differ materially from those anticipated in the forward-looking statements. The words "estimates," "intends," "will be," "plans," "expects," "likely" and similar expressions identify forward-looking statements. Factors that might cause such a difference include, but are not limited to, the Company's ability to achieve and implement the planned enhancements of Dow Jones Telerate's products and services on a timely and cost-effective basis and customer acceptance of those products and services; rapid technological changes and frequent new product introductions prevalent in the financial information services and electronic publishing industries; product obsolescence due to advances in technology and shifts in market demand; competition from increased availability of financial information, including through the Internet, and resulting price pressures; business conditions (growth or consolidation) in the financial services and banking industries; economic and stock market conditions, particularly in the U.S., Europe and Japan, and their impact on advertising sales and sales of the Company's products and services; cost of newsprint; risks associated with the launch of new television channels in the U.S. and abroad, in competitive markets, including the Company's ability to sell advertising time at desired rates, to achieve sufficient distribution and to attract audiences; risks associated with foreign operations, including currency and political risks; and such other risk factors as may have been or may be included from time to time in the Company's reports filed with the Securities and Exchange Commission.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

The following exhibits are filed with this Report:

Exhibit Number                       Description

99.1                                 Press Release dated January 20, 1997

99.2                                 Press Release dated January 20, 1997

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                                  SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                DOW JONES & COMPANY, INC.


Dated:  January 21, 1997                   By:  /s/  Thomas G. Hetzel
                                                -------------------------
                                                     Thomas G. Hetzel
                                                        Comptroller
                                                (Chief Accounting Officer)

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                                EXHIBIT INDEX

Exhibit Number                     Description

99.1                               Press Release dated January 20, 1997

99.2                               Press Release dated January 20, 1997